Exhibit 99.1

CONTACT: David Foy (203) 458-5850

WHITE MOUNTAINS REPORTS ADJUSTED BOOK VALUE PER SHARE OF $565

HAMILTON, Bermuda (July 27, 2012) - White Mountains Insurance Group, Ltd. reported an adjusted book value per share of $565 at June 30, 2012, which was break-even for the quarter and up 4.4% for the first six months, including dividends.

Ray Barrette, Chairman and CEO, commented, “It was a flat but active quarter.  Good underwriting results at both OneBeacon and Sirius Group were offset by losses in our equity portfolio and a strengthening dollar.  We recently announced our $600 million investment in HG Global Ltd., which funded Build America Mutual Assurance Company (BAM), the financial guaranty industry's first mutual bond insurer, and HG Re which provides long-term reinsurance support to BAM. With a AA/Stable rating from S&P, BAM is ready to serve the municipal bond market exclusively. Following that investment and the repurchase of 60,000 shares, we still have a sizable amount of undeployed capital, which allows us to capitalize on additional high return opportunities, which we are actively pursuing. I am pleased to welcome Kip Oberting back to our senior team. We are excited by the talent, experience and energy that Kip brings to our business.”

Adjusted comprehensive loss was $4 million and adjusted comprehensive income was $114 million in the second quarter and first six months of 2012, compared to adjusted comprehensive income of $6 million and $40 million in the second quarter and first six months of last year. Net income attributable to common shareholders was $26 million and $120 million in the second quarter and first six months of 2012, compared to net income attributable to common shareholders of $12 million and net loss attributable to common shareholders of $17 million in the second quarter and first six months of last year.

OneBeacon

OneBeacon's book value per share increased 1.2% for the second quarter and 6.3% for the first six months of 2012, including dividends. OneBeacon's GAAP combined ratio was 94% for the second quarter of 2012 compared to 95% for the second quarter of last year, while the GAAP combined ratio was 94% for both the first six months of 2012 and the first six months of last year. The GAAP combined ratio for both the second quarter and the first six months of 2012 reflected improvement in the current accident year loss ratio that was driven by lower catastrophe losses, partially offset by lower favorable loss reserve development. Catastrophe losses were 2 points in both the second quarter and first six months of 2012 compared to 6 points and 4 points in the second quarter and first six months of last year. Favorable loss reserve development was 1 point in the second quarter of 2012 compared to 4 points in the second quarter of last year. The first six months of 2012 included 1 point of unfavorable loss reserve development compared to 3 points of favorable loss reserve development in the first six months of last year.

Mike Miller, CEO of OneBeacon, said, “Our results for the first half of 2012 show good book value growth, which includes strong underwriting results and positive investment returns. Our combined ratios reflect the consistent profitability of our Specialty businesses. We are pleased with our premium growth, which is driven by positive renewal price increases, strong renewal retention and good new business levels.”

Net written premiums were $293 million and $597 million in the second quarter and first six months of 2012, an increase of 10% and 14% from the comparable periods of 2011.

Sirius Group

Sirius Group's GAAP combined ratio was 82% for the second quarter of 2012 compared to 92% for the second quarter of last year, while the GAAP combined ratio was 83% for the first six months of 2012 compared to 112% for the first six months of last year. The improvement in both periods was primarily due to lower catastrophe losses. The combined ratio for the second quarter of 2012 included 3 points ($7 million) of catastrophe losses, mainly due to earthquakes in Italy, compared to 17 points ($39 million) in the second quarter of last year. The combined ratio for the first six months of 2012 included 2 points ($8 million) of catastrophe losses compared to 36 points ($163 million) in the first six months of last year. There was no net loss reserve development in either the second quarter of 2012 or the second quarter of last year. Favorable loss reserve development was 1 point in the first six months of 2012 compared to 3 points in the first six months of last year.

Allan Waters, CEO of Sirius Group, said, "Our favorable results benefited from the absence of significant catastrophe losses. Property reinsurance rates continued to trend positively through July 1st renewals in most territories; we grew our exposures modestly in response. In local currencies, gross written premiums increased 13% in the second quarter, driven primarily by increased property and accident and health writings. However, a continuing abundance of capital in the (re)insurance industry will likely serve to temper future rate increases barring a catalyst for reduced capacity. Our White Mountains Solutions unit, headed by Neal Wasserman, has been very active over the past year, most recently announcing two new run-off acquisitions that we expect will close in the third quarter.”

Gross written premiums increased 10% for the second quarter of 2012 from the second quarter of last year (13% in local currencies), while net written premiums increased 4% (7% in local currencies).

Other Operations

White Mountains' Other Operations segment reported pre-tax loss of $22 million and $8 million in the second quarter and first six months of 2012 compared to $32 million and $47 million in the second quarter and first six months of last year. This improvement was driven by higher mark-to-market gains on the Symetra warrants and lower incentive compensation expenses, due to incentive compensation accruals in the second quarter of 2011 following the agreement to sell Esurance and Answer Financial to Allstate. The value of White Mountains' investment in Symetra warrants increased $6 million and $17 million in the second quarter and first six months of 2012 compared to a decrease of $3 million and $5 million in the second quarter and first six months of last year. WM Life Re reported $4 million and $11 million of pre-tax losses in the second quarter and first six months of 2012 compared to $2 million and $11 million of pre-tax losses in the second quarter and first six months of last year.

White Mountains recorded a GAAP other-than-temporary impairment write-down on its investment in Symetra common shares during the fourth quarter of 2011. As a result, White Mountains carried its investment in Symetra common shares at $15 per share at December 31, 2011, the estimate of its GAAP fair value. During the second quarter and first six months of 2012, White Mountains' recorded $6 million and $17 million in equity in earnings from its investment in Symetra's common shares, which increased the value of the investment in Symetra's common shares used in the calculation of White Mountains' adjusted book value per share to $15.89 per Symetra common share at June 30, 2012, compared to Symetra's quoted stock price of $12.62 and Symetra's book value per common share excluding unrealized gains and losses from its fixed maturity investment portfolio of $18.39.

Investment Activities

The GAAP total return on invested assets was -0.5% and 1.6% for the second quarter and first six months of 2012, which included 0.5% and 0.1% of currency losses. This compared to 1.1% and 3.1% for the second quarter and first six months of last year, which included 0.2% and 1.0% of currency gains.

Manning Rountree, President of White Mountains Advisors, said, "Investments produced a small loss in a volatile quarter.  Dollar strengthening turned a flat local currency return into a -0.5% U.S. dollar return.  Our fixed income portfolio returned 0.9% in local currencies, a solid result.  On June 1st, we saw a new historic low on the 10YT of 1.47%. We trimmed some duration risk during the rally and are proceeding cautiously in fixed income.  Our value-oriented equity portfolio was down -3.6%, compared to the S&P 500 return of -2.8%.  We added $115 million of equity investments and an additional $95 million of equity commitments in the quarter, both using new managers.  Equity exposure is up to 19% of the portfolio, a number we expect to continue to increase opportunistically."

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company's website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q with the Securities and Exchange Commission on or before August 9, 2012 and urges shareholders to refer to that document for more complete information concerning its financial results.

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures. White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains' financial performance.

Adjusted book value per share is a non-GAAP financial measure which is derived by expanding the calculation of GAAP book value per share to exclude equity in net unrealized gains (losses) from Symetra's fixed maturity portfolio, net of applicable taxes, from book value. In addition, the number of common shares outstanding used in the calculation of adjusted book value per share are adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. The reconciliation of adjusted book value per share to GAAP book value per share is included on page 6.

Adjusted comprehensive income (loss) is a non-GAAP financial measure that excludes the change in equity in net unrealized gains (losses) from Symetra's fixed maturity portfolio, net of applicable taxes, from comprehensive income (loss) attributable to White Mountains' common shareholders. The reconciliation of adjusted comprehensive income (loss) to GAAP comprehensive income (loss) attributable to White Mountains' common shareholders is included on page 7.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains':

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of our business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	the risks associated with Item 1A of White Mountains' 2011 Annual Report on Form 10-K and Item 1A in Part II of White Mountains' March 31, 2012 Quarterly Report on Form 10-Q;

•	claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position;

•	recorded loss reserves subsequently proving to have been inadequate;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•	other factors, most of which are beyond White Mountains' control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions, except share amounts)
(Unaudited)

	June 30, 2012	December 31, 2011	June 30, 2011
Assets
Fixed maturity investments, at fair value	$5,248.7	$6,221.9	$5,558.9
Short-term investments, at amortized cost (which approximates fair value)	618.4	846.0	813.5
Common equity securities, at fair value	919.2	755.0	703.8
Convertible fixed maturity investments, at fair value	145.5	143.8	119.7
Other long-term investments	292.5	301.3	333.3
Total investments	7,224.3	8,268.0	7,529.2

Cash	811.6	705.4	483.7
Reinsurance recoverable on unpaid losses	2,369.4	2,507.3	2,193.1
Reinsurance recoverable on paid losses	39.7	30.5	44.5
Insurance and reinsurance premiums receivable	747.0	489.2	672.0
Funds held by ceding companies	107.9	106.5	135.8
Investments in unconsolidated affiliates	337.5	275.3	422.9
Deferred acquisition costs	200.0	187.0	194.1
Deferred tax asset	504.6	536.9	407.4
Ceded unearned insurance and reinsurance premiums	135.2	87.3	141.3
Accounts receivable on unsettled investment sales	76.2	4.7	23.4
Other assets	727.1	733.3	741.2
Assets held for sale	—	132.6	1,213.9
Total assets	$13,280.5	$14,064.0	$14,202.5

Liabilities
Loss and loss adjustment expense reserves	$5,329.8	$5,702.3	$5,642.4
Unearned insurance and reinsurance premiums	1,065.4	846.9	1,033.8
Debt	677.6	677.5	669.0
Deferred tax liability	368.1	365.5	374.2
Ceded reinsurance payable	175.6	134.6	160.6
Funds held under reinsurance treaties	47.7	42.9	39.5
Accounts payable on unsettled investment purchases	44.5	34.6	44.9
Other liabilities	1,237.3	1,484.2	1,242.4
Liabilities held for sale	—	107.6	779.9
Total liabilities	8,946.0	9,396.1	9,986.7

Equity
White Mountains’ common shareholders’ equity
White Mountains' common shares and paid-in surplus	1,108.8	1,261.3	1,321.5
Retained earnings	2,576.3	2,789.7	2,102.0
Accumulated other comprehensive income, after-tax:
Equity in net unrealized losses from investments in unconsolidated affiliates	27.0	—	80.6
Net unrealized foreign currency translation gains and other	30.4	36.7	116.4
Total White Mountains’ common shareholders’ equity	3,742.5	4,087.7	3,620.5

Noncontrolling interests
Noncontrolling interest - OneBeacon Ltd.	280.4	273.1	282.6
Noncontrolling interest - SIG Preference Shares	250.0	250.0	250.0
Noncontrolling interest - other	61.6	57.1	62.7
Total noncontrolling interests	592.0	580.2	595.3

Total equity	4,334.5	4,667.9	4,215.8

Total liabilities and equity	$13,280.5	$14,064.0	$14,202.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	June 30, 2012	March 31, 2012	December 31, 2011	June 30, 2011
Book value per share numerators (in millions):

White Mountains' common shareholders' equity - book value per share numerator	$3,742.5	$3,718.8	$4,087.7	$3,620.5
Equity in net unrealized losses (gains) from Symetra's fixed maturity portfolio, net of applicable taxes	(27.0)	1.2	—	(80.6)
Adjusted book value per share numerator (1)	$3,715.5	$3,720.0	$4,087.7	$3,539.9

Book value per share denominators (in thousands of shares):

Common shares outstanding - book value per share denominator	6,630.3	6,638.9	7,577.9	7,958.6
Unearned restricted common shares	(51.6)	(59.4)	(37.6)	(51.5)
Adjusted book value per share denominator (1)	6,578.7	6,579.5	7,540.3	7,907.1

Book value per share	$564.45	$560.16	$539.43	$454.92
Adjusted book value per share	$564.77	$565.38	$542.11	$447.69
(1) Excludes out of-the-money stock options.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues:
Earned insurance and reinsurance premiums	$512.2	$478.3	$1,011.2	$946.1
Net investment income	40.4	45.8	82.2	95.3
Net realized and unrealized investment (losses) gains	(8.1)	42.8	50.5	33.6
Other revenue	(.5)	(13.3)	30.7	8.2

Total revenues	544.0	553.6	1,174.6	1,083.2
Expenses:
Loss and loss adjustment expenses	265.0	278.5	527.7	636.9
Insurance and reinsurance acquisition expenses	108.7	98.5	217.1	189.2
Other underwriting expenses	79.0	71.4	153.8	144.5
General and administrative expenses	40.9	54.2	79.3	80.1
Accretion of fair value adjustment to loss and lae reserves	1.2	2.0	8.3	4.1
Interest expense on debt	10.9	12.9	21.8	26.0

Total expenses	505.7	517.5	1,008.0	1,080.8

Pre-tax income from continuing operations	38.3	36.1	166.6	2.4

Income tax expense	(6.6)	(10.0)	(34.6)	(2.3)

Net income from continuing operations	31.7	26.1	132.0	.1

Net (loss) income from discontinued operations, net of tax	—	(1.5)	.1	1.0

Income before equity in earnings of unconsolidated affiliates	31.7	24.6	132.1	1.1

Equity in earnings of unconsolidated affiliates, net of tax	6.5	7.9	16.7	14.6

Net income	38.2	32.5	148.8	15.7
Net income attributable to noncontrolling interests	(12.1)	(20.8)	(28.9)	(32.2)

Net income (loss) attributable to White Mountains’ common shareholders	26.1	11.7	119.9	(16.5)

Comprehensive income, net of tax:
Change in equity in net unrealized gains from investments in unconsolidated affiliates	28.2	22.1	27.0	22.1
Change in foreign currency translation and other	(29.8)	(5.5)	(6.3)	56.5

Comprehensive income	24.5	28.3	140.6	62.1
Comprehensive income attributable to noncontrolling interests	—	—	—	—
Comprehensive income attributable to White Mountains’ common shareholders	24.5	28.3	140.6	62.1

Change in equity in net unrealized losses from Symertra's fixed maturity portfolio	(28.2)	(22.1)	(27.0)	(22.1)

Adjusted comprehensive (loss) income	$(3.7)	$6.2	$113.6	$40.0

Income (loss) per share attributable to White Mountains’ common shareholders
Basic income (loss) per share
Continuing operations	$3.92	$1.66	$17.01	$(2.19)
Discontinued operations	—	(.18)	.02	.13
Total consolidated operations	$3.92	$1.48	$17.03	$(2.06)

Diluted income (loss) per share
Continuing operations	$3.92	$1.66	$17.01	$(2.19)
Discontinued operations	—	(.18)	.02	.13
Total consolidated operations	$3.92	$1.48	$17.03	$(2.06)

Dividends declared per White Mountains’ common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(in millions)
(Unaudited)

For the Six Months Ended June 30, 2012
	OneBeacon	Sirius Group	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$554.8	$456.4	$—	$1,011.2
Net investment income	28.7	34.2	19.3	82.2
Net realized and unrealized investment gains	17.9	31.8	.8	50.5
Other revenue - foreign currency translation gain	—	—	—	—
Other revenue - Hamer and Bri-Mar (1)	—	—	15.5	15.5
Other revenue - Symetra warrants	—	—	17.2	17.2
Other revenue	.3	.7	(3.0)	(2.0)

Total revenues	601.7	523.1	49.8	1,174.6
Expenses:
Loss and loss adjustment expenses	301.8	225.9	—	527.7
Insurance and reinsurance acquisition expenses	117.5	99.6	—	217.1
Other underwriting expenses	100.8	53.0	—	153.8
General and administrative expenses - Hamer and Bri-Mar (1)	—	—	13.6	13.6
General and administrative expenses	5.3	16.8	43.6	65.7
Accretion of fair value adjustment to loss and lae reserves	—	8.3	—	8.3
Interest expense on debt	8.1	13.1	.6	21.8

Total expenses	533.5	416.7	57.8	1,008.0

Pre-tax income (loss)	$68.2	$106.4	$(8.0)	$166.6

(1)  On December 31, 2011, Tuckerman Fund I was dissolved and all of the net assets of the fund, which consisted of the common stock of Hamer and Bri-Mar, two small manufacturing companies, were distributed.

For the Six Months Ended June 30, 2011
	OneBeacon	Sirius Group	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$492.6	$453.5	$—	$946.1
Net investment income	39.7	46.2	9.4	95.3
Net realized and unrealized investment gains (losses)	34.1	(5.1)	4.6	33.6
Other revenue - foreign currency translation gain	—	14.3	—	14.3
Other revenue - Tuckerman Fund I	—	—	10.9	10.9
Other revenue - Symetra warrants	—	—	(4.6)	(4.6)
Other revenue	(10.7)	1.1	(2.8)	(12.4)

Total revenues	555.7	510.0	17.5	1,083.2
Expenses:
Loss and loss adjustment expenses	268.3	368.6	—	636.9
Insurance and reinsurance acquisition expenses	102.5	86.7	—	189.2
Other underwriting expenses	93.4	51.1	—	144.5
General and administrative expenses - Tuckerman Fund I	—	—	9.7	9.7
General and administrative expenses	4.9	11.8	53.7	70.4
Accretion of fair value adjustment to loss and lae reserves	—	4.1	—	4.1
Interest expense on debt	12.3	13.1	.6	26.0

Total expenses	481.4	535.4	64.0	1,080.8

Pre-tax income (loss)	$74.3	$(25.4)	$(46.5)	$2.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(in millions)
(Unaudited)

For the Three Months Ended June 30, 2012
	OneBeacon	Sirius Group	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$282.0	$230.2	$—	$512.2
Net investment income	14.0	17.1	9.3	40.4
Net realized and unrealized investment (losses) gains	(11.9)	18.1	(14.3)	(8.1)
Other revenue - foreign currency translation loss	—	(18.4)	—	(18.4)
Other revenue - Hamer and Bri-Mar (1)	—	—	7.3	7.3
Other revenue - Symetra warrants	—	—	6.1	6.1
Other revenue	.2	.8	3.5	4.5

Total revenues	284.3	247.8	11.9	544.0
Expenses:
Loss and loss adjustment expenses	152.5	112.5	—	265.0
Insurance and reinsurance acquisition expenses	60.1	48.6	—	108.7
Other underwriting expenses	52.0	27.0	—	79.0
General and administrative expenses - Hamer and Bri-Mar (1)	—	—	6.4	6.4
General and administrative expenses	2.6	5.0	26.9	34.5
Accretion of fair value adjustment to loss and lae reserves	—	1.2	—	1.2
Interest expense on debt	4.0	6.6	.3	10.9

Total expenses	271.2	200.9	33.6	505.7

Pre-tax income (loss)	$13.1	$46.9	$(21.7)	$38.3

(1)  On December 31, 2011, Tuckerman Fund I was dissolved and all of the net assets of the fund, which consisted of the common stock of Hamer and Bri-Mar, two small manufacturing companies, were distributed.

For the Three Months Ended June 30, 2011
	OneBeacon	Sirius Group	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$247.5	$230.8	$—	$478.3
Net investment income	18.7	22.7	4.4	45.8
Net realized and unrealized investment gains	11.0	31.0	.8	42.8
Other revenue - foreign currency translation loss	—	(10.3)	—	(10.3)
Other revenue - Tuckerman Fund I	—	—	6.8	6.8
Other revenue - Symetra warrants	—	—	(3.4)	(3.4)
Other revenue	(11.5)	.8	4.3	(6.4)

Total revenues	265.7	275.0	12.9	553.6
Expenses:
Loss and loss adjustment expenses	137.9	140.6	—	278.5
Insurance and reinsurance acquisition expenses	53.5	45.0	—	98.5
Other underwriting expenses	44.1	27.3	—	71.4
General and administrative expenses - Tuckerman Fund I	—	—	5.8	5.8
General and administrative expenses	2.6	7.2	38.6	48.4
Accretion of fair value adjustment to loss and lae reserves	—	2.0	—	2.0
Interest expense on debt	6.0	6.6	.3	12.9

Total expenses	244.1	228.7	44.7	517.5

Pre-tax income (loss)	$21.6	$46.3	$(31.8)	$36.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
(Dollars in millions)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30, 2012		June 30, 2011
OneBeacon	Specialty	Total	Specialty	Total

GAAP Ratios
Loss and LAE	54%	54%	56%	56%
Expense	40%	40%	39%	39%
Combined	94%	94%	95%	95%

Net written premiums	$292.1	$293.4	$266.0	$265.6
Earned premiums	$280.3	$282.0	$246.9	$247.5

	Six Months Ended		Six Months Ended
	June 30, 2012		June 30, 2011
OneBeacon	Specialty	Total	Specialty	Total

GAAP Ratios
Loss and LAE	52%	54%	56%	54%
Expense	40%	40%	39%	40%
Combined	92%	94%	95%	94%

Net written premiums	$595.2	$597.0	$524.3	$525.5
Earned premiums	$552.1	$554.8	$488.8	$492.6

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Sirius Group	2012	2011	2012	2011

GAAP Ratios
Loss and LAE	49%	61%	50%	81%
Expense	33%	31%	33%	31%
Combined	82%	92%	83%	112%

Gross written premiums	$274.9	$250.3	$739.0	$693.7
Net written premiums	$224.8	$216.0	$575.6	$553.4
Earned premiums	$230.2	$230.8	$456.4	$453.5